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EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the inclusion in this Amendment No. 1 to the Registration Statement on Form S-2 of our report dated May 16, 1997 on our audits of the financial statements of Motorcar Parts & Accessories, Inc. as of March 31, 1997 and 1996 and for each of the years in the three-year period ended March 31, 1997, and to the reference to our firm under the captions "Selected Financial Information" and "Experts" included in this Registration Statement.


/s/ RICHARD A. EISNER & COMPANY, LLP

New York, New York
October 27, 1997